                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              OWOSSO CORPORATION.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        ----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        ----------------------------------------------------------------------

    (5) Total fee paid:


        ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ___________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    (3) Filing Party:

    ___________________________________________________________________________
    (4) Date Filed:

    ___________________________________________________________________________

                              [GRAPHIC OMITTED]


                              The Triad Building
                          2200 Renaissance Boulevard
                                   Suite 150
                      King of Prussia, Pennsylvania 19406

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 March 18, 1998

                              ------------------
To the Shareholders of Owosso Corporation:

     The Annual Meeting of Shareholders of Owosso Corporation, a Pennsylvania corporation (the "Company") will be held at 10:00 a.m., local time, on March 18, 1998, at the Philadelphia Marriott - West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, for the following purposes:

     1. To elect seven directors of the Company for a one-year term;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 25, 1998;

     3. To consider and vote upon a proposal to approve the adoption of the 1998 Long-Term Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Company's Common Stock or Class A Convertible Preferred Stock at the close of business on February 17, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                     By Order of the Board of Directors


                                     /s/ George B. Lemmon, Jr.
                                     ----------------------------------
                                     George B. Lemmon, Jr.
                                     President & Chief Executive Officer


February 18, 1998

                              [GRAPHIC OMITTED]



                              The Triad Building
                          2200 Renaissance Boulevard
                                   Suite 150
                      King of Prussia, Pennsylvania 19406

                              ------------------
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                MARCH 18, 1998
                              ------------------

     This Proxy Statement, which is first being mailed to shareholders on or about February 18, 1998, is furnished in connection with the solicitation by the Board of Directors of Owosso Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 a.m. on March 18, 1998, at the Philadelphia Marriott - West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) for the election of the nominees for director named below, (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent auditors, (iii) for the approval of the adoption of the 1998 Long-Term Incentive Plan, and (iv) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.


                                    VOTING


     Holders of record of the Company's Common Stock or Class A Convertible Preferred Stock on February 17, 1998, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,808,676 shares of Common Stock and 1,071,143 shares of Class A Convertible Preferred Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock and Class A Convertible Preferred Stock entitled to cast at least a majority of the votes which all holders of Common Stock and Class A Convertible Preferred Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

     Each share of Common Stock and each share of Class A Convertible Preferred Stock entitles the holder thereof to one vote on the election of six nominees for director and on any other matter that may properly come before the Annual Meeting. Additionally, holders of Class A Convertible Preferred Stock have the right, voting as a separate voting group, to elect one director. Shareholders are not entitled to cumulative voting in the election of directors.

     Under Pennsylvania law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter.

Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.


                             ELECTION OF DIRECTORS
                                 (Proposal 1)

     The Company's Board of Directors consists of seven members, and all seven seats for director are up for election. Unless otherwise specified in the accompanying proxy, the shares of Common Stock and Class A Convertible Preferred Stock voted pursuant thereto will be cast for George B. Lemmon, Jr., John R. Reese, Eugene P. Lynch, Ellen D. Harvey, Harry E. Hill and James A. Ounsworth, and the shares of Class A Convertible Preferred Stock voted pursuant thereto will be cast for Lowell P. Huntsinger, each for terms expiring at the Annual Meeting of Shareholders to be held in 1999. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors (except in the case of a substituted nominee for Lowell P. Huntsinger, who would be recommended by the holders of 25% of the Class A Convertible Preferred Stock). The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

     The following biographical information is furnished as to the current directors of the Company, each of whom is a nominee for election:

     Nominees for Election by Holders of Common Stock or Class A Convertible Preferred Stock

     George B. Lemmon, Jr., 36, became President of the Company in May 1996, and has served as Chief Executive Officer of the Company since August 1995 and as a director of the Company since March 1994. Mr. Lemmon was also the Company's Secretary and Treasurer from March 1994 until June 1996. From January 1995 to August 1995, Mr. Lemmon served as Executive Vice President -- Corporate Development. From March 1994 until January 1995, Mr. Lemmon was the Company's Executive Vice President and Chief Financial Officer. Mr. Lemmon served as Chief Financial Officer of Brynavon Group, Inc., a corporation controlled by certain members of the Company's Board of Directors or its affiliates (collectively, "Brynavon Group") from 1990 to October 1994. He held various managerial and sales positions with Brynavon Group since 1983.

     John R. Reese, 54, was elected Chairman of the Board of Directors in March 1997. He has served as a director of the Company since March 1994, and served as a director of Brynavon Group from 1982 until October 1994. Mr. Reese served as the Vice Chairman of the Board of the Company from June 1996 to March 1997 and then became Chairman. Mr. Reese is also a Managing Director at Lazard Freres & Co., LLC, a position he has held since 1995, where he is in charge of the Private Clients Division, which provides investment advice to high net worth individuals. From 1986 to 1995, Mr. Reese was a partner at Lazard, Freres & Co.

     Eugene P. Lynch, 36, has served as a director of the Company since the reorganization of the Company which took place in connection with the public offering of the Common Stock at the end of fiscal 1994 (the "Reorganization"). Since 1990, Mr. Lynch has been a partner of The Clipper Group, and he has been a Managing Director of the firm since October 1993. The Clipper Group is a New York-based private investment management firm which was formed in 1990 by certain former employees of CS First Boston. Prior to that, he worked in the merchant banking group of CS First Boston from 1987 to 1990, and served as a Vice President of that firm in 1990. Mr. Lynch serves as a director of AVTEAM, Inc. as well as several private companies.

     Ellen D. Harvey, 44, has served as a director of the Company since the Reorganization. Since September 1996, she has been a principal of Morgan Stanley & Co. From 1984 to September 1996, Ms. Harvey served as a portfolio manager for Miller, Anderson & Sherrerd, a money management firm in West Conshohocken, Pennsylvania, and was a partner of that firm from 1989 to January 1996, at which time it was acquired by Morgan Stanley & Co. From 1981 to 1984, she served as Vice President of Morgan Futures Corporation. In 1981, Ms. Harvey served as Director of Market Surveillance for the New York Futures Exchange, and from 1980 to 1981 she was a financial economist for the U.S. Department of the Treasury, Office of Capital Markets Policy.

     Harry E. Hill, 49, has served as a director of the Company since January 1995. Since 1991, Mr. Hill has served as President and Chief Executive Officer of Empire Abrasive Equipment Company, which manufactures portable, cabinet and automated pneumatic blasting equipment. Since 1984, Mr. Hill has been Managing Partner of H.E. Hill and Company, which offers consulting services to manufacturing and other companies. Since 1987, he has also been the President and Chief Executive Officer of Delaware Car Company, which is engaged in the railroad repair and equipment manufacturing business.

     James A. Ounsworth, 55, has been a Senior Vice President of Safeguard Scientifics, Inc. since November 1995 and Vice President, Secretary and General Counsel of Safeguard Scientifics, Inc. since December 1991. Safeguard Scientifics, Inc., the common stock of which is listed on the New York Stock Exchange, is engaged primarily in the business of identifying, acquiring interests in, and developing partnership companies, most of which are engaged in information technology businesses. Prior to December 1991, Mr. Ounsworth was a partner in the Business Department of Pepper Hamilton LLP, a law firm based in Philadelphia, Pennsylvania, where he practiced business law for 16 years after graduating from the University of Virginia School of Law in 1975. Before entering law school, Mr. Ounsworth was a nuclear engineer in the U.S. Navy's Fleet Ballistic Missile Submarine program, where he served on two FBM submarines, the second one as chief engineer, after graduating from the U.S. Naval Academy in 1964.

     Nominee for Election by Holders of Class A Convertible Preferred Stock, Voting as a Separate Voting Group

     Lowell P. Huntsinger, 65, has served as a director of the Company since November 1995. Mr. Huntsinger was the president of Stature Electric, Inc. ("Stature") until it was acquired by the Company in October 1995. Mr. Huntsinger was elected to the Board of Directors by the owners of the Company's Class A convertible preferred stock which was issued in connection with the Stature acquisition. In 1974, Mr. Huntsinger co-founded Stature with its two other stockholders who remain with Stature. Prior to founding Stature, Mr. Huntsinger worked at the Northland Electric division of the Scott Fetzer Company.

     The Board of Directors Recommends a Vote FOR Proposal 1 to Elect All Nominees.

Committees and Meetings of the Board of Directors

     During the Company's 1997 fiscal year, which ended on October 26, 1997, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     During fiscal 1997, the Audit Committee, which consisted of Mr. Lynch (Chairman), Ms. Harvey, Mr. Hill, Mr. Huntsinger, and Mr. Ounsworth, met four times. In fiscal 1998, the composition of the Audit Committee was changed to consist of Mr. Hill, Mr. Lynch and Mr. Ounsworth. The function of the Audit Committee is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants to audit annually the Company's books and records and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the activities of the Company's audit staff and the adequacy of the Company's internal controls.

     During fiscal 1997, the Compensation Committee, which consisted of Ms. Harvey (Chairman), Mr. Huntsinger and Mr. Ounsworth, met four times. In fiscal 1998, the composition of the Compensation Committee was changed to consist of Ms. Harvey and Mr. Ounsworth. The Compensation Committee is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans, and also administers the Company's 1994 Stock Option Plan.


     The Company does not have a standing Nominating Committee.


Compensation of Directors

     The Company pays each director who is not also an employee of the Company an annual fee of $5,000, plus $1,000 for each Board meeting and $250 for each Committee meeting attended by such director in person. The Company will also reimburse the directors for expenses incurred in connection with their activities as directors. The Board of Directors is currently evaluating the level of compensation paid to directors and may adopt changes to the level and/or form of compensation paid to directors for future years.

     The Company's 1994 Stock Option Plan provides for the automatic grant of an option to purchase 10,000 shares of the Company's Common Stock to each person (other than an employee of the Company) upon his initial election as a director of the Company by the shareholders at a per share purchase price equal to the closing sale price of the Common Stock on the date of grant. Each such option vests, on a cumulative basis, as to one-fifth of the number of shares of Common Stock underlying the option on each anniversary of the grant date commencing on the first anniversary. The options expire, as to each vested portion of the option, on the fifth anniversary of the vest date. During fiscal 1997, Mr. Ounsworth received an automatic grant of options under the 1994 Stock Option Plan for 10,000 shares at an exercise price of $7 5/8 per share.


                            EXECUTIVE COMPENSATION


Cash and Non-Cash Compensation Paid To Certain Executive Officers

     The following table sets forth, with respect to services rendered during fiscal 1997, 1996 and 1995, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 1997 (the "named executive officers"). The Company has no written employment agreements with any of the named executive officers.


                           Summary Compensation Table


                                                                                      Long-Term Compensation
                                                                                  -----------------------------
                                                          Annual Compensation       Restricted      Securities      All Other
                                                       ------------------------        Stock        Underlying     Compensation
Name and Principal Position                 Year        Salary($)     Bonus($)     Awards($)(1)     Options(#)        ($)(2)
---------------------------            -------------   -----------   ----------   --------------   ------------   -------------
George B. Lemmon, Jr.                       1997        $165,000      $ 55,463        $ 6,100         15,000         $ 3,520
 President and Chief Executive              1996        $165,000      $  2,459             --         20,000         $ 3,480
 Officer                                    1995        $112,539      $ 86,564             --             --         $ 7,704
Harry Holiday III                           1997        $192,308      $ 63,450        $ 7,050             --         $ 4,031
 Executive Vice President and               1996(3)     $     --            --             --         50,000              --
 Chief Operating Officer
John H. Wert, Jr.                           1997        $118,666      $ 23,457        $ 2,606             --         $ 6,838
 Senior Vice President --                   1996        $113,416      $ 25,000             --          5,000         $ 5,369
 Finance, Chief Financial Officer,          1995        $106,070      $ 41,130             --             --         $10,217
 Secretary and Treasurer
Brian Tidwell                               1997        $101,481      $ 21,245        $ 2,361          2,000         $ 3,681
 Vice President of Operations               1996(4)     $ 87,308      $ 16,000             --          5,000         $ 2,713

------------
(1) The named executive officers received restricted stock awards for fiscal 1997 in the following share amounts: Mr. Lemmon, 775 shares; Mr. Holiday, 895 shares; Mr. Wert, 331 shares; and Mr. Tidwell, 300 shares. The restricted stock awards vest on January 4, 1999.

(2) Amounts indicated include insurance premiums paid with respect to term life insurance in the following amounts: Mr. Lemmon, $966; Mr. Holiday, $102; Mr. Wert, $66; and Mr. Tidwell, $66.

(3) Mr. Holiday was elected as an executive officer of the Company in November 1996.

(4) Mr. Tidwell was elected as an executive officer of the Company in June
    1996.


Stock Options Granted to Certain Executive Officers During Last Fiscal Year

     Under the 1994 Stock Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the named executive officers during fiscal 1997.


              OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 26, 1997

                                                   Percent of
                                   Number of     Total Options
                                   Securities      Granted to
                                   Underlying     Employees in    Exercise or
                                    Options           Last         Base Price
              Name                Granted (#)     Fiscal Year        ($/Sh)
-------------------------------  -------------  ---------------  -------------
George B. Lemmon, Jr. .........     15,000            20.9%         $ 8.000
Harry Holiday III .............         --              --               --
John H. Wert, Jr. .............         --              --               --
Brian Tidwell .................      2,000             2.8%         $ 6.125


                                                                 Potential Realizable
                                                                Gain at Assumed Annual
                                                                    Rates of Stock
                                                                   Appreciation for
                                                                      Option Terms
                                  Market Price                    Compounded Annually
                                    on Grant      Expiration   ------------------------
              Name                 Date ($/sh)     Date (1)         5%          10%
-------------------------------  --------------  ------------  -----------  -----------
George B. Lemmon, Jr. .........     $ 7.625        02/03/07     $ 57,840     $139,440
Harry Holiday III .............          --              --           --           --
John H. Wert, Jr. .............          --              --           --           --
Brian Tidwell .................     $ 8.000        06/15/07     $  5,905     $ 14,235

------------

(1) The stock options were granted under the Company's 1994 Stock Option Plan. The options vest equally over five years beginning with the first anniversary of the grant date (or, in Mr. Lemmon's case, June 11, 1997), and the options expire, with respect to each vested portion of the options, five years after the vesting date of such portion, or, if sooner, the tenth anniversary of the grant date.

Stock Options Exercised by Certain Executive Officers During Fiscal 1997 Fiscal Year and Held by Certain Executive Officers at October 26, 1997

     No options granted by the Company were exercised by the named executive officers during fiscal 1997. The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers:

               AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                 Shares                           Number of Securities
                               Acquired on        Value          Unexercised Options at      Value of Unexercised In-the-
            Name              Exercise (#)    Realized ($)             FY-End (#)             Money Options at FY-End ($)
---------------------------  --------------  --------------  ------------------------------  -----------------------------
                                                              Exercisable    Unexercisable    Exercisable    Unexercisable
                                                             -------------  ---------------  -------------  --------------
George B. Lemmon, Jr. .....       --              --            34,000          51,000                0              0
Harry Holiday III .........       --              --            10,000          40,000           17,790         71,160
John H. Wert, Jr. .........       --              --             7,000           8,000                0              0
Brian Tidwell .............       --              --             1,000           6,000                0          1,594

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company, consisting of the three non-employee directors, establishes the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans, and also administers the Company's 1994 Stock Option Plan.

     The Compensation Committee's policy regarding executive compensation reflects a commitment to offer competitive compensation opportunities for its executive officers, so as to attract and retain quality executives, to provide incentives to such executives so as to achieve performance objectives that enhance shareholder value, and to reward excellent performance. Accordingly, the Compensation Committee has instituted a compensation program that provides the Company's executives with (i) a competitive base salary, (ii) a bonus arrangement that encourages individual achievement, and (iii) stock options and other stock-based compensation granted at market value in order to provide long-term incentives, thereby encouraging long-term strategic management and enhancement of shareholder value.

     The Compensation Committee believes that the following current base salaries for the Company's executive officers are appropriate in light of the executive officers' contribution to the Company's operations and performance:
George B. Lemmon, Jr., $206,000, Harry Holiday III, $206,000, John H. Wert, Jr., $126,000 and Brian Tidwell, $110,000. In considering each officer's contribution to the Company's success, the Compensation Committee considers, among other things, such officer's role in enhancing the Company's growth, both internally and through its acquisition program, controlling costs, making efficient use of the Company's assets and employees, and monitoring the Company's operations. During fiscal 1996, the Compensation Committee commissioned an independent study of the compensation paid to executive officers of comparable publicly held companies. The study showed that the overall compensation of the Company's executive officers is below the average for the comparable companies. Updated information received in fiscal 1997 reveals this still to be true. In light of this disparity, the Committee is evaluating different plans of long-term compensation to bring officers' compensation up to competitive levels.

     The Committee believes that executive officers' compensation should correlate with the Company's annual performance. Consequently, the officers have the ability to receive a relatively large proportion of their compensation pursuant to bonus arrangements, which the Compensation Committee intends to continue. Before fiscal 1997, the bonuses were calculated based on a percentage of the Company's pre-tax profit and/or its operating profit for the preceding fiscal year, with adjustments in some cases based on subjective performance-based factors. In fiscal 1997, the bonus arrangement for the Company's executive officers was tied to matrices incorporating Company performance compared to budget in the following categories: sales, operating profit margin, and achievement of specific individual goals. In addition, the Committee determined that 10% of the bonus payable to executive officers and certain subsidiary management will be paid in the form of restricted Common Stock, subject to a one-year vesting requirement.

     The Compensation Committee may from time to time grant options to the Company's executive officers to further align their long-term interests with those of other shareholders. The Committee believes that such options encourage the executives to employ strategies designed to enhance the long-term value of the Company's Common Stock. During fiscal 1997, options were granted to George B. Lemmon, Jr. (options on 15,000 shares) and Brian Tidwell (options on 2,000 shares). The Compensation Committee based the grants on a variety of factors, including the financial performance of the Company in fiscal 1996, an assessment of the personal performance of the officers, and expected future contribution to the Company's performance. The Compensation Committee may also grant stock options in the future based on these and other factors.

                                     Ellen D. Harvey (Chairman)
                                     Lowell P. Huntsinger
                                     James A. Ounsworth

                            Stock Performance Chart

     The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from October 25, 1994 (the date the Common Stock commenced trading on the Nasdaq National Market) to October 26, 1997 (the date the Company's 1997 fiscal year ended), with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing (Diversified Industrials) Index. The comparison assumes $100 was invested on October 25, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                            TOTAL SHAREHOLDER RETURN


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         25Oct94        30Oct94        29Oct95        27Oct96       26Oct97

                                  YEARS ENDING

          *=OWOSSO CORP -- @=MANUFACTURING (DIVERS)-500 -- #=S&P 500 INDEX

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information, as of February 1, 1998, with respect to the beneficial ownership of shares of Common Stock and Class A Convertible Preferred Stock of the Company by each person who is known to the Company to be the beneficial owner of more than five percent of either class of stock, by each director or nominee for director, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting power and sole investment power over the shares indicated.

                                                                                     Class A Convertible
                                                      Common Stock                   Preferred Stock (2)
                                      -----------------------------------------  ---------------------------
                                              Amount and                          Amount and
                                               Nature of            Percent of     Nature of     Percent of
         Name and Address of                  Beneficial              Class       Beneficial       Class       Percent of Voting
        Beneficial Owner (1)                   Ownership           Outstanding     Ownership    Outstanding          Power
------------------------------------  --------------------------  -------------  ------------  -------------  ------------------
George B. Lemmon, Jr. ..............             263,538(3)             4.5%             --           --              3.8%
Harry Holiday III ..................              11,500(4)               *              --           --                *
John H. Wert, Jr. ..................              18,700(5)(6)            *              --           --                *
Brian Tidwell ......................               2,000(7)               *              --           --                *
Ellen D. Harvey ....................              13,500(6)               *              --           --                *
Harry E. Hill ......................              15,500(8)(9)            *              --           --                *
Lowell P. Huntsinger ...............               6,000(9)               *         518,433         48.4%             7.6%
Eugene P. Lynch ....................               9,000(6)               *              --           --                *
James A. Ounsworth .................               2,000(7)               *              --           --                *
John R. Reese ......................           2,100,401(9)(10)        36.1%             --           --             30.5%
Morris R. Felt .....................                 700(11)              *         259,216         24.2%             3.8%
Randall V. James ...................               2,000(7)               *         293,779         27.4%             4.3%
George B. Lemmon, Sr. ..............             510,927                8.8%             --           --              7.4%
John F. Northway, Sr. ..............             668,949               11.5%             --           --              9.7%
All directors and executive officers
 as a group (10 persons) ...........           2,442,139(12)           41.4%        518,433         48.4%            44.4%

------------
* Less than 1%

 (1) The address of each person named in the table is: c/o Owosso Corporation, The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406.

 (2) Shares of Class A Convertible Preferred Stock are entitled to one vote per share and vote with the Common Stock on all matters on which holders of Common Stock are entitled to vote. Each share of Class Convertible Preferred Stock is convertible into one share of Common Stock.

 (3) Includes 41,000 shares of Common Stock purchasable upon the exercise of stock options. All of these shares (other than those issuable upon the exercise of stock options) are held by Mr. Lemmon, Jr. jointly with his wife. Except for shares issuable upon exercise of options, the shares indicated are held jointly with Mr. Lemmon's wife.

 (4) Includes 10,000 shares of Common Stock purchasable upon the exercise of stock options.

 (5) Of these shares, 1,000 are held by Mr. Wert as custodian for his children and 1,700 are held by Mr. Wert's wife.

 (6) Includes 8,000 shares of Common Stock purchasable upon the exercise of stock options.

 (7) Includes 2,000 shares of Common Stock purchasable upon the exercise of stock options.

 (8) Of these shares, 1,000 are held by Mr. Hill as custodian for his children.

 (9) Includes 6,000 shares of Common Stock purchasable upon the exercise of stock options.

(10) Of these shares, 91,241 are held by Mr. Reese as trustee under a trust under which the descendants of Mr. Lemmon, Sr. are beneficiaries. Also includes 1,500,000 shares held by a limited partnership of which George Lemmon, Sr. and family members are limited partners and of which the general partners are trusts of which Mr. Reese is the trustee and family members of Mr. Lemmon are beneficiaries.

(11) Includes 200 shares of Common Stock purchasable upon the exercise of stock options.

(12) Includes 97,000 shares of Common Stock purchasable upon the exercise of stock options.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     On October 26, 1997, the Company had a subordinated promissory note payable to Lowell Huntsinger, an affiliate, with an outstanding balance of $1,814,516. Interest paid under this note was $162,465 in fiscal 1997. The note, which was issued in connection with the acquisition of Stature, is payable on demand upon 30 days' notice. Subordinated notes in the principal amount of $350,000 were repaid when due during fiscal 1997, to the following persons in the following percentage amounts: 54.5% to George B. Lemmon, Sr., 14.25% to John R. Reese, 23.75% to John F. Northway, Sr., and 2.5% to George
B. Lemmon, Jr.

     In October 1995, in connection with the Company's acquisition of Stature from the shareholders of Stature, which included Lowell P. Huntsinger, the Company entered into a consulting agreement with Mr. Huntsinger. Mr. Huntsinger was elected as a director of the Company in connection with the acquisition. Pursuant to the agreement, the Company has agreed to pay Mr. Huntsinger $40,000 per year during the term of the agreement, which expired in October 1997, and provides Mr. Huntsinger with certain insurance and fringe benefits, in exchange for consulting services and an agreement on the part of Mr. Huntsinger not to compete with the Company in the business of the manufacture and sale of electric motors and parts during the term of the agreement and for three years thereafter.



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 26, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Lemmon, Jr. filed two forms late relating to two transactions, Mr. Tidwell filed one form late relating to one transaction, Mr. Ounsworth filed his initial statement of beneficial ownership late, and Mr. Lemmon, Sr. filed one form late relating to four transactions.


                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS
                                 (Proposal 2)


     The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending October 25, 1998, and recommends that the shareholders ratify such selection. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

     The submission of the appointment of Deloitte & Touche LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Deloitte & Touche LLP shall decline to accept or become incapable of accepting it appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     The Board of Directors Recommends a Vote FOR Proposal 2 to Ratify the Appointment of Deloitte & Touche LLP as Independent Auditors for the Year Ending October 25, 1998.

                                  ADOPTION OF
                         1998 LONG-TERM INCENTIVE PLAN
                                 (Proposal 3)



     The Company believes that the grant of stock, stock-related and performance-based awards is an effective method of attracting and retaining valuable employees, directors and consultants and also serves to strengthen the identity of interest between them and the Company. In order to enhance the ability of the Company to recruit and retain talented employees, directors and consultants, the Shareholders are asked to approve the adoption of the 1998 Long-Term Incentive Plan (the "Incentive Plan").

     The Incentive Plan is intended to provide the Company flexibility to adapt the compensation of key employees and provide compensation to directors and consultants in a changing business environment. The Incentive Plan permits the granting of any or all of the following types of awards ("Awards"): (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Long-Term Performance Awards; (v) Performance Shares; and (vi) Performance Units. If approved by shareholders at the Meeting, future grants of stock options may be made under either the Incentive Plan or the Company's 1994 Stock Option Plan.

     Officers and other employees of the Company (including directors) or its subsidiaries are eligible to receive any of the Awards under the Incentive Plan. Directors and consultants who are not employees are eligible to receive any of the Awards under the Incentive Plan other than "Incentive Stock Options," as defined under federal tax law. At the end of fiscal 1997, the Company had approximately 1,500 employees and seven directors (six of whom are not employees).

     The Incentive Plan will be administered by the entire Board of Directors or a committee thereof (the "Administrators"). The Administrators will select those persons eligible to receive Awards from time to time and will determine the type, terms and conditions of Awards. The Administrators will have the authority to interpret the provisions of the Incentive Plan.

     The Board may generally amend, alter or discontinue the Incentive Plan at any time, but no amendment, alteration or discontinuation will be made which would impair the rights of a participant with respect to an Award which has been made under the Incentive Plan, without the participant's consent.

     The maximum number of shares of Common Stock of the Company that may be made the subject of Awards granted under the Incentive Plan is 500,000. No participant will be awarded Long-Term Performance Awards over the term of the Incentive Plan for more than an aggregate of 30% of the shares of stock authorized for grant under the Incentive Plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the Administrators will adjust accordingly the number, type and issuer of shares reserved for issuance under the Incentive Plan, the number and option price of shares subject to outstanding Options granted under the Incentive Plan and the number and price of shares subject to other Awards made under the Incentive Plan. In addition, the shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award will also be made available for distribution in connection with future Awards.


Stock Options

     The Incentive Plan permits the Administrators to grant to any participant Non-Qualified Stock Options and, to participants who are also employees, Incentive Stock Options. The per share exercise price of a Stock Option will be determined by the Administrators; provided, however, that the exercise price per share of Common Stock purchasable under an Incentive Stock Option will not be less than 100% of the fair market value of the Common Stock at the time of grant (and not less than 110% in the case of an Incentive Stock Option granted to a participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company (a "10% Owner")). The provisions of Stock Option awards need not be the same with respect to each recipient.

     Subject to the limitations of the Incentive Plan, each Stock Option will be exercisable at such time or times and in the installments determined by the Administrators. No Stock Option will be exercisable more than ten years after the date it is granted. An Incentive Stock Option granted to a 10% Owner will not have a term of more than five years. Incentive Stock Options are subject to additional restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Stock Options are not transferable by the participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and all Stock Options will be exercisable, during the participant's lifetime, only by the participant. In the discretion of the Administrators, the purchase price for shares acquired pursuant to the exercise of a Stock Option may be paid in cash or by shares of Restricted or unrestricted shares of Common Stock. In the event of a Change of Control (defined below), the Administrators may, in their discretion, cause all outstanding Stock Options to immediately become vested. When a participant gives notice of exercise of an Option, the Administrators may elect to terminate all or part of the portion of the Option(s) proposed to be exercised provided the Company pays the participant an amount in cash equal to the excess of the fair market value of the Common Stock otherwise issuable over the exercise price on the effective date of such cash-out. In addition, the Administrators may require that all or part of the shares to be issued pursuant to exercise of an Option take the form of Restricted Stock. The Administrators may also agree to cooperate in a "cashless exercise" of a Stock Option, which will be effected by the participant's delivering to a securities broker instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

     Under the Code, a participant will not recognize taxable income upon grant or exercise of an Incentive Stock Option, and the Company and its subsidiaries will not be entitled to any deduction with respect thereto. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of exercise of the shares received over the exercise price of shares will be treated as an adjustment to alternative minimum taxable income. Consequently, exercise of an Incentive Stock Option could subject an optionee to alternative minimum tax or increase an optionee's alternative minimum taxable income. In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company or a subsidiary from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except that special rules apply in the case of death of disability.

     If the participant has held the shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the participant, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a "disqualifying disposition" occurs and the participant will recognize ordinary income in the year of the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the Option was exercised. If the participant sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale in excess of the exercise price of the Option. The Company and its subsidiaries will generally be allowed a deduction to the extent the participant recognizes ordinary income.

     In general, a participant to whom a Non-Qualified Stock Option is granted will recognize no income when the Option is granted. Upon exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option, unless the shares received are Restricted Stock, in which case, unless the exercising participant elects to recognize such income, the income recognition is deferred until the restrictions lapse or the Restricted Stock becomes transferable. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant recognizes ordinary income, and will comply with applicable withholding requirements with respect to such compensation.

     There are no tax consequences to a participant or to the Company if a Stock Option lapses before it is exercised or forfeited.

Stock Appreciation Rights

     The Incentive Plan permits the grant of Stock Appreciation Rights independent of or in connection with the grant of Stock Options. A Stock Appreciation Right or the applicable portion thereof granted with respect to a given Stock Option will generally terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Stock Appreciation Right permits the participant to receive, upon exercise of the Stock Appreciation Right, an amount in cash and/or shares of Common Stock equal in value to the excess of the fair market value of one share of Common Stock over the base amount of the Stock Appreciation Right or the exercise price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right will have been exercised. The Administrators will have the right to determine the form of payment. Stock Appreciation Rights granted in connection with Stock Options will be exercisable only at such time or times and to the extent that the Stock Options to which they relate will be exercisable; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option will, in general, not be exercisable during the first six months of its term.

     Upon exercise of a Stock Appreciation Right, the participant will recognize ordinary income in an amount equal to the cash or the fair market value of the shares received on the exercise date. The Company will generally be entitled to a compensation deduction in the same amount and at the same time that participant holding a Stock Appreciation Right recognizes ordinary income, and will comply with applicable withholding requirements with respect to such compensation.

Restricted Stock

     Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Incentive Plan. The Administrators will determine the recipients of shares of Restricted Stock, the number of shares to be awarded, the price (if any) to be paid by such recipient, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Company will issue a certificate to each recipient representing the shares of Restricted Stock, which will bear a legend marking such stock as Restricted Stock. Although such certificate(s) will be held in custody by the Company until the restrictions thereon have elapsed, such recipient will have, with respect to the shares of Restricted Stock, all rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Administrators, at the time of Award, may permit or require the payment of cash dividends to be deferred and reinvested in additional shares of Restricted Stock. During the Restriction Period set by the Administrators, the participant will not be permitted to transfer or encumber shares of Restricted Stock; provided that the Administrators may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part. Upon the expiration of the Restriction Period without a prior forfeiture of the Restricted Stock, the certificates for such shares of Restricted Stock will be delivered to the participant receiving the Award. In the event of a Change of Control, the Administrators may, in their discretion, cause all forfeiture limitations on Restricted Stock to lapse and a stock certificate or certificates representing such unrestricted shares to be issued to the participant.

     Unless the participant elects to recognize income at the time of a Restricted Stock award, a participant will not recognize taxable income until the shares are no longer subject to a substantial risk of forfeiture or become transferable. In either event, the participant's recognized income will equal the excess of the fair market value of such shares at grant if an election is made, or at the time the restrictions lapse or are removed, and any amount paid for such Common Stock (the "Bargain Element"). The Company will generally be entitled to a deduction in the same amount, and in the same year as the recipient of Restricted Stock has income. The Company will comply with all applicable withholding requirements with respect to such income.

     The aforementioned election allows the participant to recognize the Bargain Element as income in the year of the Award by making an election with the Internal Revenue Service within 30 days after the Award is made. Dividends received by a participant on Restricted Stock during the Restricted Period are taxable to the participant as ordinary compensation income and will be deductible by the Company unless the aforementioned election is made, rendering dividends taxable as dividends and nondeductible.

Long-Term Performance Awards

     The Incentive Plan permits the Administrators to grant to any participant Long-Term Performance Awards. The Administrators will determine in advance the nature, length and starting date of the performance period for each Long-Term Performance Award, which will be at least two years, and will determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Administrators may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected. Performance Awards may be denominated in dollars or in shares of Common Stock, and to the extent that the relevant measure of performance is met, payments may be made in the form of cash or Common Stock, including shares of Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period. Unless otherwise provided in the applicable Award agreement, if a participant terminates service with the Company during a performance period because of death, disability or retirement, the participant will be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable performance period based upon the participant's performance for the portion of such performance period ending on the date of termination and pro-rated for the portion of the performance period during which the participant was employed by or served on the Board of Directors of the Company, as determined by the Administrators. In the event of a Change of Control, the Administrators may, in their discretion, cause all conditions applicable to a Long-Term Performance Award to immediately terminate and a stock certificate or cash, as the case may be, to be issued or paid to the participant.

     A participant receiving a Long-Term Performance Award will recognize taxable income when an Award is paid at which time the participant will realize income in an amount equal to the amount of cash received or the fair market value of shares received in payment. The Company will generally be entitled to a corresponding deduction at such time, and will comply with applicable withholding requirements with respect thereto. If Restricted Stock is used in payment of a Long-Term Performance Award, the participant's federal income tax consequences will be as described above under "Restricted Stock."


Performance Shares

     The Administrators will determine the persons to whom Performance Shares will be granted and the times and the number of such Performance Shares that will be granted. Performance Shares are awards of the right to receive Common Stock at the end of a specified period upon the attainment of performance goals specified by the Administrators at the time of grant. The provisions of the Performance Shares need not be the same with respect to each participant. Performance Shares generally will be forfeited if the participant ceases to be an employee of the Company during the Performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the participant or the participant's estate, as the case may be, will be entitled to receive, at the expiration of the performance period, a percentage of Performance Shares that is equal to the percentage of the performance period that had elapsed as of the date of death or date on which such disability or retirement commenced, provided that the Administrators determine that the applicable performance goals have been met. In the event of a Change of Control, the Administrators may, in their discretion, cause all conditions applicable to the Performance Shares to immediately terminate and the full number of shares of Common Stock subject to the Performance Shares award to be issued to the participant.

     At the end of a performance period, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock received. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant of a Performance Share award recognizes ordinary income, and will comply with applicable withholding requirements with respect thereto.


Performance Units

     The Administrators will determine the persons to whom Performance Units will be granted and the times and the number of such Performance Units that will be granted. Performance Units are awards of the right to receive a fixed dollar amount, payable in cash, at the end of a specified period upon the attainment of performance goals specified by the Administrators at the time of the grant. The provisions of Performance Unit awards need not be the same with respect to each participant. Performance Units will be forfeited if the participant ceases to be an employee of the Company during the Performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the participant or his or her estate will be entitled to receive, at the expiration of the performance period, cash for a percentage of his or her Performance Units equal to the percentage of the performance period that elapsed at the time of death or commencement of disability or retirement, provided that the Administrators determine that the applicable performance goals have been met. In the event of a Change of Control, the Administrators may, in their discretion, cause all conditions applicable to Performance Units to terminate and a cash payment for the full amount of the Performance Unit to be made to the participant.

     At the end of a performance period, the participant will recognize ordinary income in an amount equal to the cash received on such date. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant of a Performance Unit award recognizes ordinary income, and will comply with applicable withholding requirements with respect thereto.

     For purposes of the Incentive Plan, the term "Change of Control" means
(i) the acquisition in one or more transactions by any person (including any group acting in concert) of beneficial ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), excluding Voting Securities acquired directly from the Company (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) approval by shareholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (3) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange. However, a Change of Control shall not be deemed to occur solely because 50% or more of the then outstanding Voting Securities is acquired by
(1) a corporation which immediately prior to such acquisition is owned directly or indirectly by the Company's shareholders in the same proportion as their ownership of stock in the Company immediately prior to such acquisition or (2) any or all of George B. Lemmon, Jr., George B. Lemmon, Sr., and John R. Reese.

     The Company believes that granting the Administrators the authority to cause the acceleration of the exercisability of outstanding Stock Options, the lapse of restrictions applicable to Restricted Stock and the elimination of conditions applicable to Long Term Performance Awards, Performance Shares and Performance Units upon the occurrence of an event constituting a Change in Control will help to preserve the benefits of the options granted under the Incentive Plan in the event of a Change in Control. Such provisions may increase the cost to a third party of acquiring control of the Company (whether pursuant to a friendly or hostile transaction) by reason of the immediate expense it would be obligated to incur upon a Change of Control.

     The Incentive Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. The Incentive Plan states that with respect to any payments not yet made to a participant by the Company, nothing contained in the Incentive Plan gives any participant any rights that are greater than those of a general creditor of the Company.

     The foregoing discussion, as it relates to certain federal income tax consequences of the Incentive Plan, does not purport to address all of the tax consequences that may be applicable to any particular participant or to the Company. In addition, such discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. Such discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

     On December 31, 1997, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $7.875.

     The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the proposed approval of the Incentive Plan is required to approve the adoption of the Incentive Plan. If such approval is not received, the Incentive Plan will not become effective.

     The Board of Directors recommends a vote FOR Proposal 3 to approve the adoption of the 1998 Long-Term Incentive Plan.


                                OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended October 26, 1997 accompanies this Proxy Statement.


                             SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than October 20, 1998, by the Chief Financial Officer of the Company at the Company's principal executive offices, The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406.

                            ---------------------

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED OCTOBER 26, 1997. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, OWOSSO CORPORATION, THE TRIAD BUILDING, 2200 RENAISSANCE BOULEVARD, SUITE 150, KING OF PRUSSIA, PENNSYLVANIA 19406.


                                          By Order of the Board of Directors

                                          George B. Lemmon, Jr.


                                          /s/ George B. Lemmon, Jr.
                                          ----------------------------------


                                          President & Chief Executive Officer



Date: February 18, 1998
      King of Prussia, Pennsylvania

                              OWOSSO CORPORATION
              Proxy Solicited On Behalf Of The Board of Directors
                         from holders of Common Stock


     The undersigned, revoking all previous proxies, hereby appoints George B. Lemmon, Jr. and Harry Holiday III, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Owosso Corporation to be held on March 18, 1998, and at any adjournment or postponement thereof.

1. Election of Directors:
       [ ] FOR the nominees listed below  [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: For a one-year term expiring at the Annual Meeting to be held in 1999: Ellen D. Harvey, Harry E. Hill, George B. Lemmon, Jr., Eugene
          P. Lynch, James A. Ounsworth, and John R. Reese.

    (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

                  ------------------------------------------

2. Ratification of appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 25, 1998:

                     [ ] For    [ ] Against    [ ] Abstain

3. Approve adoption of 1998 Long-Term Incentive Plan:

                     [ ] For    [ ] Against    [ ] Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 25, 1998, AND "FOR" THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                            ---------------------------------------------------
                            Signature of Shareholder


                            ---------------------------------------------------
                            Signature of Shareholder


                            Date:_______________________________________ , 1998

                            NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

                              OWOSSO CORPORATION
              Proxy Solicited On Behalf Of The Board of Directors from holders of Class A Convertible Preferred Stock


     The undersigned, revoking all previous proxies, hereby appoints George B. Lemmon, Jr. and Harry Holiday III, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock and Class A Convertible Preferred Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Owosso Corporation to be held on March 18, 1998, and at any adjournment or postponement thereof.

1. Election of Directors:
       [ ] FOR the nominees listed below  [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: For a one-year term expiring at the Annual Meeting to be held in 1999: Ellen D. Harvey, Harry E. Hill, Lowell P. Huntsinger, George B. Lemmon, Jr., Eugene P. Lynch, James A. Ounsworth, and John R. Reese.

    (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

                   ------------------------------------------

2. Ratification of appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 25, 1998:

                     [ ] For    [ ] Against    [ ] Abstain

3. Approve adoption of 1998 Long-Term Incentive Plan:

                     [ ] For    [ ] Against    [ ] Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 25, 1998, AND "FOR" THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                           ---------------------------------------------------
                           Signature of Shareholder


                           ---------------------------------------------------
                           Signature of Shareholder


                           Date:_______________________________________ , 1998


                            NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.